EXHIBIT 99.1

    EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented here because Sierra Pacific Resources (the “Company”) considers it a supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

w	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

w	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

w	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debts;

w
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

w	Other companies in this industry may calculate EBITDA differently than we do, which will limit its usefulness as a comparative measure.

Because of these limitations, the Company's management relies primarily on our GAAP results as a measure of the Company's performance and uses EBITDA on a supplemental basis.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
Sierra Pacific Resources
EBITDA
	Six Months ended June 30,		Year ended December 31,			LTM June 30,
	2007	2006	2006	2005	2004	2007
Net Income Applicable to Common Stock	$41,361	$29,078	$277,451	$82,237	$28,571	$289,734

Interest Charges	140,286	150,887	311,088	284,927	307,546	300,487
Income taxes	22,547	15,349	145,605	43,118	18,050	152,803
Depreciation and Amortization	115,911	114,083	228,875	214,662	205,922	230,703

EBITDA	$320,105	$309,397	$963,019	$624,944	$560,089	$973,727

EBITDA/Interest Expense			3.10x	2.19x	1.82x	3.24x
Debt/EBITDA			4.16x	6.20x	7.30x	4.52x

Sierra Pacific Resources

Net interest expense	$140,286	$150,887	$311,088	$284,927	$307,546	$300,487

Long-Term Debt	$4,291,833	$4,403,714	$4,001,542	$3,817,122	$4,081,281	$4,291,833
Current maturities of long term debt	109,092	28,640	8,348	58,909	8,491	109,092
Total Debt	$4,400,925	$4,432,354	$4,009,890	$3,876,031	$4,089,772	$4,400,925

Nevada Power Company
EBITDA
	Six Months ended June 30,		Year ended December 31,			LTM June 30,
	2007	2006	2006	2005	2004	2007
Net Income	$28,186	$25,160	$224,540	$132,734	$104,312	$227,566

Interest Charges	88,260	88,149	176,612	134,657	137,388	176,723
Income taxes	14,573	12,814	117,510	63,995	56,572	119,269
Depreciation and Amortization	74,594	69,121	141,585	124,098	118,841	147,058

EBITDA	$205,613	$195,244	$660,247	$455,484	$417,113	$670,616

EBITDA/Interest Expense			3.74x	3.38x	3.04x	3.79x
Debt/EBITDA			3.61x	4.88x	5.47x	3.97x

Nevada Power Company

Net interest expense	$88,260	$88,149	$176,612	$134,657	$137,388	$176,723

Long-Term Debt	$2,655,630	$2,670,057	$2,380,139	$2,214,063	$2,275,690	$2,655,630
Current maturities of long term debt	7,449	6,240	5,948	6,509	6,091	7,449
Total Debt	$2,663,079	$2,676,297	$2,386,087	$2,220,572	$2,281,781	$2,663,079

Sierra Pacific Power Company
EBITDA
	Six Months ended June 30,		Year ended December 31,			LTM June 30,
	2007	2006	2006	2005	2004	2007
Net Income	$31,976	$22,271	$57,709	$52,074	$18,577	$67,414

Interest Charges	30,237	36,240	71,506	69,067	62,831	65,503
Income Taxes	13,539	11,749	27,829	28,379	325	29,619
Depreciation and Amortization	41,317	44,962	87,279	90,569	86,806	83,634

EBITDA	$117,069	$115,222	$244,323	$240,089	$168,539	$246,170

EBITDA/Interest Expense			3.42x	3.48x	2.68x	3.76x
Debt/EBITDA			4.39x	4.14x	5.91x	4.82x

Sierra Pacific Power Company

Net interest expense	$30,237	$36,240	$71,506	$69,067	$62,831	$65,503

Long-Term Debt	$1,085,764	$1,072,566	$1,070,858	$941,804	994,309	$1,085,764
Current maturities of long term debt	101,643	22,400	2,400	52,400	2,400	101,643
Total Debt	$1,187,407	$1,094,966	$1,073,258	$994,204	$996,709	$1,187,407